EXECUTION COPY

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NOTICE:  THIS INSURANCE IS ISSUED PURSUANT TO THE INSURANCE LAW (2008 REVISION) OF THE CAYMAN ISLANDS.  THE “INSURER” IS A CAYMAN ISLANDS EXEMPT INSURANCE COMPANY.  IN CASE OF INSOLVENCY, PAYMENT OF CLAIMS IS NOT GUARANTEED.

MORTALITY PROTECTION INSURANCE POLICY
POLICY NUMBER:  DGUMP00004

“DECLARATIONS”

Item 1.	Insured’s Name:

Insured’s Address:

Additional Named Insured’s Name:

Additional Named Insured’s Address:

Item 2.	Effective Date:

Item 3.	Term:

The “Term” shall be continuous from the “Effective Date” until the earlier of: (i) the fifteenth (15th) anniversary of the “Coverage Certificate Effective Date” or “Amended Coverage Certificate Effective Date” if applicable or (ii) the date this “Policy” is terminated pursuant to Section VII., as more fully described in that section.

Item 4.	Limit of Liability:	For the “Covered Portfolio”, the “Limit of Liability” shall be the amount set forth as such in the applicable “Coverage Certificate” or “Amended Coverage Certificate” as amended from time to time.

Item 5.	MPIC Premium and Commitment Fee:

For the “Covered Portfolio”, the “MPIC Premium” and the “Commitment Fee” shall be the amounts set forth as such in the applicable “Coverage Certificate” or “Amended Coverage Certificate” as amended from time to time and shall be payable in accordance with Section IV.

Item 6.	Broker: Mailing Address:

Item 7.	Attachments:

Exhibit A – Form of Coverage Certificate

Exhibit B – Form of Proof of Claim

Exhibit 1 – Calculation of Claim

Exhibit C – Form of Recovery Reconciliation

Exhibit 2 -  Calculation of Recovery

Exhibit D -  Form of MPIC Application

Exhibit E – Form of Status Report

Exhibit F – Form of Intercreditor Agreement

Exhibit G – Form of Account Control and Custodian Agreement

Exhibit H – Form of Notification of Permitted Sale

Exhibit I – Insured’s Account Information

Exhibit J – Insurer’s Account Information

Exhibit K – Form of Loan Documents

Exhibit L – List of Policy Documents

__________________________________

Name:
Title:

Signed on the ____ day of ____, 2013

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POLICYHOLDER NOTICE

Thank you for purchasing insurance from _____________________.  __________________ generally pays compensation to brokers and independent agents, and may have paid compensation in connection with your “Policy”.

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EXECUTION COPY

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NOTICE:  THIS INSURANCE IS ISSUED PURSUANT TO THE INSURANCE LAW (2008 REVISION) OF THE CAYMAN ISLANDS.  IN CASE OF INSOLVENCY, PAYMENT OF CLAIMS IS NOT GUARANTEED.

MORTALITY PROTECTION INSURANCE POLICY
POLICY NUMBER:

In consideration of the “Insurer’s” receipt of the “MPIC Premium”, in reliance on the representations, warranties, acknowledgements and covenants of the “Insured” and the “Additional Named Insured” contained herein, and in accordance with and subject to the terms, conditions, limitations and exclusions contained herein, including the “Declarations”, “Coverage Certificates” and any exhibits, schedules, endorsements or other documents attached hereto or incorporated herein by reference (if applicable), which together shall constitute this Mortality Protection Insurance Policy (this “Policy”), _______________ (the “Insurer”), ________________ (the “Insured” or a “Covered Entity”) and _________________ (the “Additional Named Insured” or a “Covered Entity” and together with the “Insured”, the “Covered Entities”) agree as follows:

SECTION I.  INSURING AGREEMENT AND LOSS CALCULATION

Subject to the terms and conditions of this “Policy”:

This “Policy” provides the coverage specified herein and in each “Coverage Certificate” and “Amended Coverage Certificate” issued by the “Insurer” to the “Covered Entities” during the “Term” of this “Policy”.

Subject to the conditions and limitations specified herein and in each “Coverage Certificate” and “Amended Coverage Certificate” issued by the “Insurer” to the “Covered Entities” during the “Term” of this “Policy”, if on any “Anniversary Date” during the “Term”, beginning on the second “Anniversary Date”, the sum of the “Gross  Cash Flows” and the “Recovery Principal” are less than the sum of the “Attachment Point” (on such “Anniversary Date” as scheduled in the “Coverage Certificate” or “Amended Coverage Certificate”, as applicable) and the “Cumulative Recovery Premium Paid”,  and a “Covered Entity” or the “MPIC Servicer” timely submits a related “Proof of Claim” to the “Insurer”, then the “Insurer” shall pay to the applicable “Covered Entity” which submitted such “Proof of Claim”, via electronic funds transfer to the “Insured’s Account”, the “Claim Amount” on or before the related “Payment Date”; provided, however that, in the event a “Claim Amount” is payable in connection with the second “Anniversary Date” in excess of the product of (x) six percent (6.0%) and (y) the cumulative “Death Benefits” of all “Covered Policies”, the “Claim Amount” payable on such “Payment Date” shall be reduced by the amount of such excess and such excess shall not be due and payable until the third “Anniversary Date” of the “Policy”.  In no event shall any “Claim Amount” be due or payable prior to the second “Anniversary Date” of the “Policy” nor any “Claim Amount” be due or payable in relation to any loss or “Proof of Claim” submitted more than ninety (90) days after the last “Anniversary Date” that occurs during the “Term”.

On any “Anniversary Date”, in the event that any death benefit of one or more “Covered Policies” has increased due to the provisions of a return of premium rider with respect to any of such “Covered Policies” (such increase, an “ROP Increase”), then the cumulative forecasted death benefits set forth on the related “Coverage Certificate” shall automatically be increased by such “ROP Increase” and such increase shall become effective upon payment to the “Insurer” of (I) an additional “MPIC Premium” (to the extent due and payable) in respect of such “ROP Increase” which shall be calculated as the amount of such “ROP Increase” multiplied by two hundred basis points (two percent) and (II) an additional “Commitment Fee” (to the extent due and payable) in respect of such “ROP Increase” which shall be calculated as (A) if such “Anniversary Date” is on or prior to the third “Anniversary Date”,  the amount of such “ROP Increase” multiplied by one hundred basis points (one percent), which shall be due and payable (x) if there is a “Payment Date” related to the third “Anniversary Date”, on such “Payment Date” otherwise (y) on the date that is ninety (90) days after the third “Anniversary Date” and (B) if such “Anniversary Date” is after the third “Anniversary Date”, the amount of such “ROP Increase” multiplied by one hundred basis points (one percent).

If any “Claim Amount” has been paid by the “Insurer” at any time hereunder, the “Covered Entities” shall pay a “Recovery Amount” to the “Insurer” in one or more installments, as more fully specified herein.  Upon receipt by a “Covered Entity” of any “Death Benefit” or other proceeds of any “Covered Policy” or related property  such that, as of the date of the receipt thereof, the sum of the “Gross Cash Flows” and the “Recovery Principal” exceeds the sum of the “Attachment Point” (at the next “Anniversary Date” as scheduled in the “Coverage Certificate” or “Amended Coverage Certificate”, as applicable) and the “Cumulative Recovery Premium Paid”, (a) a “Covered Entity” or the “MPIC Servicer” shall submit a related “Recovery Reconciliation” to the “Insurer” within thirty (30) days of such receipt and (b) the “Covered Entities” shall pay to the “Insurer”, in each case by wire transfer to the “Insurer’s Account” in immediately available funds, free and clear of any setoff, counterclaim or other deduction, the applicable “Recovery Amount” on or before the “Payment Date” relating to such “Recovery Reconciliation”.  The “Covered Entities” shall have the right to prepay any “Recovery Principal” or “Recovery Premium” with their own funds if “Gross Cash Flows” are not sufficient to cover such repayment at any time, without penalty.  Each payment of a “Recovery Amount” shall first be applied to the “Recovery Principal” and then shall be applied to “Recovery Premium”.

If the sum of the “Recovery Principal” and “Recovery Premium” is greater than zero (0) as of the end of the “Term”, a “Post Term Recovery Payment” shall be due within thirty (30) days of a “Covered Entity’s” receipt of any “Death Benefit” or other proceeds of any “Covered Policy” or related property until the date the “Recovery Principal” and “Recovery Premium” are equal to zero (0), in each case by wire transfer to the “Insurer’s Account” in immediately available funds, free and clear of any setoff, counterclaim or other deduction.

SECTION II.  AMENDMENTS, PERMITTED POLICY SALES AND SUBSTITUTIONS

A.

So long as the “Insurer” has not reached its “Maximum Capacity”, at any time when all conditions precedent to coverage and conditions to payment of claims specified herein are then satisfied, the “Insured” may request the right to add “Covered Policies” to the “Covered Portfolio” by filing an “Amended MPIC Application”; provided that after the addition of any “Covered Policies”, the “Average LE” of the “Covered Portfolio” will be less than one hundred eighty (180) months.  No such addition of any “Covered Policies” will extend the “Term” of this “Policy” or with respect to any “Permitted Loan”, increase the amount set forth on the related disbursement schedule unless such disbursement schedule has been approved by the “Insurer”.  The “Insurer” may accept or reject such “Amended MPIC Application” in its sole discretion, and has no obligation whatsoever to extend coverage under this “Policy” to additional “Covered Policies”.  If the “Insurer” accepts an “Amended MPIC Application”, an “Amended Coverage Certificate” shall be issued and upon the “Amended Coverage Certificate Effective Date” shall replace any prior “Coverage Certificate”.  If the “Insurer” rejects an “Amended MPIC Application”, the submission of such “Amended MPIC Application” shall have no impact on the “Coverage Certificate” in effect at that time.

B.

The “Additional Named Insured” may conduct any “Permitted Sales” upon providing a “Notice of Permitted Sale” to the “Insurer” at least ten (10) days prior to the conclusion of such “Permitted Sale”.  The “Additional Named Insured” shall direct the buyer in any “Permitted Sale” to pay on the closing date of such “Permitted Sale”, an amount that equals the amount necessary to cause the sum of the “Recovery Principal” and the “Recovery Premium” (or such other amount agreed to by the “Insurer” in the case of a “Permitted Sale” that does not generate sufficient proceeds to repay the sum of the “Recovery Principal” and the “Recovery Premium” in full) to be funded directly into the “Insurer’s Account” out of the sale proceeds in accordance with the “Transaction Documents”.  The application of the proceeds of any “Permitted Sale” to the reduction of the “Recovery Principal” and the “Recovery Premium” shall be taken into account in each subsequent “Proof of Claim” and “Recovery Reconciliation” as applicable.  For all other purposes following a “Permitted Sale”, the “Coverage Certificate” will be deemed amended to exclude the “Covered Policy” that was the subject of such “Permitted Sale”.

C.

In the event the “Insurer” has reached its “Maximum Capacity” and the “Additional Named Insured” has made a “Permitted Sale” of a “Covered Policy”, a “Covered Entity” shall have the right, within the first thirty-six (36) months following the “Effective Date”, to request that the “Insurer” replace such “Covered Policy” with a new “Covered Policy” by filing an “Amended MPIC Application”; provided that after the replacement of any “Covered Policies”, the “Average LE” of the “Covered Portfolio” will be less than one hundred eighty (180) months.  No such addition of any “Covered Policies” will extend the “Term” of this “Policy”.  The “Insurer” may accept or reject such “Amended MPIC Application” in its sole discretion, and has no obligation whatsoever to extend coverage under this “Policy” to additional “Covered Policies”.  If the “Insurer” accepts an “Amended MPIC Application”, an “Amended Coverage Certificate” shall be issued and upon the “Amended Coverage Certificate Effective Date” shall replace any prior “Coverage Certificate”.  If the “Insurer” rejects an “Amended MPIC Application”, the submission of such “Amended MPIC Application” shall have no impact on the “Coverage Certificate” in effect at that time.  The right to request substitutions of “Covered Policies” shall not exceed twenty-five percent (25%) of the “Covered Portfolio”.

SECTION III.  LIMIT OF LIABILITY / Guaranty

With respect to the “Covered Portfolio”, the “Limit of Liability” is the maximum amount that the “Insurer” will pay under this “Policy” as set forth in the applicable “Coverage Certificate” or “Amended Coverage Certificate”.

SECTION IV.  MPIC PREMIUM AND COMMITMENT FEE

A.

With respect to the “Covered Portfolio” that is subject to the first “Coverage Certificate” issued under this “Policy”, the “Insurer’s” receipt of payment of the “MPIC Premium” on or before the “Coverage Certificate Effective Date” is a condition precedent to any coverage being provided by this “Policy”.  With respect to the first “Coverage Certificate” issued under this “Policy”, the related “Commitment Fee” shall be due and payable (x) if there is a “Payment Date” related to the third “Anniversary Date”, on such “Payment Date” otherwise (y) on the date that is ninety (90) days after the third “Anniversary Date”.

B.

In the event the “Insured” files an “Amended MPIC Application” which is approved by the “Insurer” and results in an “Amended Coverage Certificate”, the “Insurer’s” receipt of any additional “MPIC Premium” due and payable on or before the “Amended Coverage Certificate Effective Date” is a condition precedent to the enforcement of the “Amended Coverage

Certificate” and the “Insurer” shall also be entitled to any additional “Commitment Fee” which shall be due and payable (i) if the related “Amended Coverage Certificate Effective Date” is on or prior to the third “Anniversary Date”, (x) if there is a “Payment Date” related to the third “Anniversary Date”, on such “Payment Date” otherwise (y) on the date that is ninety (90) days after the third “Anniversary Date” and (ii) if the related “Amended Coverage Certificate Effective Date” is after the third “Anniversary Date”, on such “Amended Coverage Certificate Effective Date”; provided, that if the related “Amended Coverage Certificate Effective Date” is on or prior to the third “Anniversary Date” and a “Covered Entity” receives any “Death Benefits” with respect to any “Covered Policy” that was added to this “Policy” pursuant to such “Amended Coverage Certificate”, then within ten 10 “Business Days” of such receipt such “Covered Entity” shall pay an amount up to the portion of the “Commitment Fee” for such “Covered Policy” out of such “Death Benefits” to the “Insurer’s Account” by wire transfer in immediately available funds”; provided further, that any “MPIC Premium” or “Commitment Fee” paid in connection with the substitution of a “Covered Policy” in accordance with Section II.C shall be at a reduced rate equal to twenty-five percent (25%) of the otherwise applicable “MPIC Premium” or “Commitment Fee”.

C.

“MPIC Premium” shall be calculated as the cumulative “Death Benefits” of all “Covered Policies” times two hundred basis points (2.0%).  The “Commitment Fee” shall be calculated as the cumulative “Death Benefits” of all “Covered Policies” times one hundred basis points (1.0%).

D.

All “MPIC Premium” and “Commitment Fee” shall be paid to the “Insurer’s Account” by wire transfer in immediately available funds, free and clear of any setoff, counterclaim or other deduction.

E.

“MPIC Premium” and the “Commitment Fee” shall be fully earned upon receipt by the “Insurer” and nonrefundable.

SECTION V.  CONDITIONS PRECEDENT TO COVERAGE; CONDITIONS TO PAYMENT OF CLAIM

A.

With respect to the “Covered Entities” and each applicable “Covered Policy”, the inception of coverage under this “Policy” with respect to such “Covered Policy” is subject to strict satisfaction of the conditions precedent that:

(i)

A “Covered Entity” has submitted to the “Insurer” the “MPIC Application” or “Amended MPIC Application” if applicable;

(ii)

The “Covered Entities” have delivered to the “Insurer” complete and accurate copies of all related “Policy Documents” (including such “Covered Policy”), all “Transaction Documents”, all “Loan Documents” that have been entered into by the “Covered Entities” through such date, and all material amendments and supplements thereto, in the case of the related “Policy Documents”, and the “Covered Entities” shall not have entered into or be bound by any material agreement that has not been disclosed to (and a copy thereof delivered to) the “Insurer” that conflicts with, breaches or violates any material provision of any “Transaction Document”, “Loan Document” or related “Policy Document”.

(iii)

Any loan, debt, or other obligation secured, in whole or in part, by the “Covered Policy”, qualifies as a “Permitted Loan” and such “Covered Policy” meets all of the “Covered Policy Parameters”;

(iv)

the “Insurer” has accepted such “Covered Policy” and the related “Policy Documents”, in each case, in its sole discretion, and the “Insurer” has issued the “Coverage Certificate” or “Amended Coverage Certificate” if applicable;

(v)

the “Insurer” has received payment of the applicable “MPIC Premium” and “Commitment Fee” or portion thereof, in each case, to the extent due and payable in accordance with Section IV – MPIC Premium and Commitment Fee on or before the “Coverage Certificate Effective Date” and on or before the “Amended Coverage Certificate Effective Date” if applicable.  For the avoidance of doubt the submission of an “Amended MPIC Application” does not void an existing “Coverage Certificate” until such time as the “Amended Coverage Certificate” has been issued and met all conditions precedent as described in this document;

(vi)

to the “Covered Entities’” knowledge, there has been no Default, Event of Default, violation of any applicable law, material breach or  violation of any representation, warranty or covenant of any party (other than the “Insurer”) under any “Loan Document”, related “Policy Document” or “Transaction Document” (including those of the “Insured” set forth in Section VIII hereof), to the “Covered Entities’” knowledge, each of which is in full force and effect and enforceable against all parties thereto (other than the “Insurer”) in accordance with their respective terms, and to the “Covered Entities’” knowledge, none of which is subject to any notice of Default, Event of Default, violation of any law, breach, violation or termination or other claim, proceeding or action challenging the legality, validity or enforceability thereof or of the transactions contemplated thereby; and

(vii)

None of the “Insured”, the “Additional Named Insured”, the “MPIC Servicer” (or any other servicer employed by the “Insured” or the “Additional Named Insured” with respect to the “Covered Portfolio”), or any party to any Transaction Document, nor any affiliate of any of them, nor any officer, employee, agent or representative of any of the foregoing, shall have knowingly delivered to the “Insurer” any false, incomplete, inaccurate or misleading information or failed to deliver to the “Insurer” material information in its possession concerning the “Insured”, the “Additional Named Insured”, such “Covered Policy” or any transactions contemplated by this “Policy” or any “Transaction Document”.

For the avoidance of doubt, with respect to each applicable “Covered Policy”, the foregoing conditions precedent in the preceding paragraph must be strictly satisfied in order for the inception of coverage under this “Policy” to be applicable to such “Covered Policy”.  In addition, for the avoidance of doubt, the non-satisfaction of any of the conditions precedent in the preceding paragraph with respect to any “Covered Policy” shall have no effect on any other “Covered Policies” and each such other “Covered Policies” shall remain a “Covered Policy”.  The issuance by the “Insurer” of a “Coverage Certificate” or “Amended Coverage Certificate”, as applicable, with respect to such “Covered Policy” shall be conclusive evidence that the foregoing conditions precedent in the preceding paragraph have been strictly satisfied.  With respect to the “Covered Portfolio”, the “Covered Entities” and each applicable “Covered Policy”, and provided that the conditions precedent with respect to such “Covered Policy” have been strictly satisfied, the “Insurer’s” obligation to pay any applicable “Claim Amount” with respect such “Covered Policy” is subject to strict satisfaction of the following conditions precedent, and the absence of any applicable exclusion pursuant to Section VI hereof:

B.

On or before ten (10) “Business Days” after each “Anniversary Date” for each “Covered Policy” (and in any event prior to the submission of any “Proof of Claim” relating to such “Anniversary Date”):

(1)

the “MPIC Servicer” or a “Covered Entity” shall provide to the “Insurer” evidence that such “Covered Policy” has remained continuously in force from the “Effective Date” through such “Anniversary Date”, a “Covered Entity” has paid the “Life Insurance Carrier” the related premium in an amount that the “Covered Policy” shall remain in force for at least thirty (30) days after such “Anniversary Date” and no “Covered Entity” has paid the “Life Insurance Carrier” any premium such that the period covered by such premium exceeds one (1) year from the date the related premium payment was due.  For the avoidance of doubt, the period of time through the thirtieth (30th) day after the related “Anniversary Date” shall not include any grace period afforded by the “Life Insurance Carrier” under the terms of the applicable “Covered Policy”;

(2)

the “MPIC Servicer” or a “Covered Entity” shall provide to the “Insurer” certification by an Authorized Officer that to such “Covered Entity’s” or the “MPIC Servicer’s” knowledge, there has been no material amendment or modification of or waiver of any material provision of such “Covered Policy”, any related “Policy Document” or “Transaction Document” that has not been previously consented to by the “Insurer”, and that to such “Covered Entity’s” or the “MPIC Servicer’s” knowledge, such “Covered Policy”, related “Policy Document” and “Transaction Document”, is in full force and effect and enforceable against all parties thereto (other than the “Insurer”) in accordance with their respective terms, and to such “Covered Entity’s” or the “MPIC Servicer’s” knowledge, no party to any of them has breached or violated any material provision of any of them, nor delivered any notice of breach, violation or termination or lodged or commenced any claim, proceeding or action challenging the validity or enforceability thereof or of the transactions contemplated thereby;

(3)

a “Covered Entity” shall represent that none of the “Covered Entities”, the “MPIC Servicer” (or any other servicer employed by the a “Covered Entity” with respect to the “Covered Portfolio”), any party to any “Transaction Document” (other than the “Insurer”), nor any affiliate of any of them, nor any officer, employee, agent or representative of any of the foregoing, nor to the knowledge of a “Covered Entity” and the “MPIC Servicer”, any related Policy Seller, shall have knowingly delivered to the Insurer any false, incomplete, inaccurate or misleading information or failed timely to deliver to the “Insurer” material information in its possession concerning the “Covered Entities”, such “Covered Policy”, and related “Policy Document”, any “Transaction Document” or any transactions contemplated by this “Policy” or any “Transaction Document” (including, without limitation, in or in connection with the delivery of any “Amended MPIC Application”, “Proof of Claim” or “Recovery Reconciliation” or other report, notice , certification or information that is to be delivered to the “Insurer” pursuant to this “Policy” or any “Transaction Document” (including, without limitation, pursuant to Section VIII.M hereof);

(4)

the “MPIC Servicer” or a “Covered Entity” shall provide to the “Insurer” evidence that all payments, dividends or distributions by the “Covered Entities” or the “Borrower” to any “Person” (including, without limitation, under a “Permitted Loan”) have been made strictly in accordance with the applicable “Transaction Documents”, “Loan Documents”, “Policy Documents” or other agreements disclosed to the “Insurer” as contemplated by

Section V.A(ii), and no Event of Default (as defined in the “Loan Documents”) has occurred;

(5)

the “Covered Entities” shall not have failed timely to pay to “Insurer” any “Recovery Principal” or “Recovery Premium”, become insolvent or the subject of any bankruptcy, insolvency, receivership, reorganization or similar proceedings in any jurisdiction or under any similar law or regulations;

(6)

the “MPIC Servicer” or a “Covered Entity” shall provide to the “Insurer” evidence that there shall not have occurred any waiver, release, cancellation or termination of the ownership or security interests (or perfection thereof) in, to and under such “Covered Policy” and related assets or other material assets of the “Additional Named Insured” (including by sale or disposition that is not a “Permitted Sale” hereunder), nor any change to the identity of any trustee of any trust whose trust agreement is a related “Policy Document” nor of any securities intermediary whose security account control agreement is a related “Policy Document”, in each case as constituted and existing or purportedly constituted and existing as of the date hereof, and of each “Coverage Certificate” or “Amended Coverage Certificate” issued hereunder;

(7)

the “MPIC Servicer” or a “Covered Entity” shall provide to the “Insurer” certification by an Authorized Officer that the “Covered Entities” shall not have entered into or be bound by any material agreement that has not been disclosed to (and a copy thereof delivered to) the “Insurer” as required by Section V.A(ii)  that conflicts with, breaches or violates any material provision of any “Transaction Document”, “Loan Document” or related “Policy Document”; and

(8)

each “Covered Entity” shall represent that it has not suffered a Change of Control (as defined in the related Loan Agreement).

C.

Any “Proof of Claim” will be valid only if submitted to the “Insurer” within ninety (90) days after each “Anniversary Date”, and the “MPIC Servicer” or a “Covered Entity”  must submit to the “Insurer” a “Recovery Reconciliation” within 30 days of its receipt of any “Death Benefit” or other proceeds of “Covered Policies” or related property.

SECTION VI.  EXCLUSIONS

A.

This “Policy” shall not apply and the “Insurer” shall have no liability in relation to any actual or purported coverage hereunder (and is hereby released from liability hereunder) for any future claim relating to a “Covered Policy” if, at any time during the “Term” there is an “Excluded Policy Event” with respect to such “Covered Policy”, which “Excluded Policy Event” occurs before a “Covered Entity’s”  receipt of the “Insurer’s” written consent to or waiver of such “Excluded Policy Event”.  In the event of an “Excluded Policy Event” without the “Insurer’s” written consent or waiver, the “Coverage Certificate” will be deemed amended to exclude such “Covered Policy” for all purposes and the coverage shall continue in effect with respect to all remaining “Covered Policies” and the “Attachment Point”, the “MPIC Premium” and “Commitment Fee” shall be updated to reflect the exclusion of such “Covered Policy”.  In the event that a “Recovery Payment” is due to the Insurer at the time of occurrence of any such “Excluded Policy Event”, all or a portion of such “Recovery Payment” equal to the quotient of the face amount of such “Covered Policy” divided by the face amount of the “Covered Portfolio” (including such “Covered Policy”) shall be due within ninety (90) days of such “Excluded Policy Event”.

B.

This “Policy” shall not apply to, and the “Insurer” shall not be liable for, any “Claim Amount” relating to a “Proof of Claim” if a “Covered Entity” or the “MPIC Servicer” fails to submit such “Proof of Claim” to the “Insurer” prior to ninety (90) days after the related “Anniversary Date”.  In the event a “Recovery Amount” is due to the “Insurer” and a “Recovery Reconciliation” is not filed within ninety (90) days after the related “Anniversary Date”, the “Recovery Premium” shall accrue thereon from and after the ninety (90) day period at a rate of LIBOR plus 1,000 basis points, rather than at the rate specified in the related “Coverage Certificate” or “Amended Coverage Certificate”, and the “Insurer” may prepare and submit the “Recovery Reconciliation”; provided that no “Recovery Premium” shall accrue on any portion of the “Recovery Principal” that is payable based on the implementation of the “Gross Cash Flows Floor” on and after the eighth “Anniversary Date” due to the “Gross Cash Flows” at such time being lower than the “Gross Cash Flows Floor”.  “Recovery Principal” and “Recovery Premium” shall be due and payable as specified in this “Policy” and the related “Coverage Certificate” or “Amended Coverage Certificate” regardless of the delivery or failure to deliver any “Recovery Reconciliation” hereunder.

C.

This “ Policy ” does not apply to, and the “ Insurer ” shall not be liable hereunder for, any loss relating to a “ Coverage Certificate ” if the conditions set forth in Sections II, IV and V with respect to the “ Covered Portfolio ” relating thereto, and elsewhere in this “ Policy ”, are not at all times strictly satisfied in their entirety or waived by the “Insurer” , including, without limitation, in accordance with all applicable time restrictions.

D.

If any event or circumstance occurs that is known to the “Insurer” which is reasonably likely to relieve the “Insurer” of its obligation to pay the applicable “Claim Amount”, assuming timely submission of the related “Proof of Claim”, the “Insurer” shall provide prompt written notice of such event or circumstance to each “Covered Entity” and the other parties to the “Transaction Documents”.

SECTION VII.  TERMINATION

As described in Item 3 of the “Declarations”, the “Term” of this “Policy” shall be continuous from the “Effective Date” until the earlier of: (i) the fifteenth (15th) anniversary of the “Coverage Certificate Effective Date” or “Amended Coverage Certificate Effective Date”, or (ii) the date this “Policy” is terminated pursuant to this Section VII.

(1)

Notwithstanding any other provision of this “Policy”, each of the “Insurer” and the “Insured” shall have the right to terminate this “Policy” by providing written notice to the other parties, and such termination shall be effective ten (10) “Business Days” after the date of receipt of such written notice by such other parties.

(2)

Termination of this “Policy” shall not affect (i) the insurance provided by any “Coverage Certificate” delivered by the “Insurer” before the effective date of such termination as specified in such written notice, (ii) the obligation of the “Covered Entities” to pay all “Recovery Principal” and “Recovery Premium” as and when specified herein or (iii) the applicability of the confidentiality provisions set forth in Section XI, all of which obligations shall survive the termination of this “Policy” subject, in each case, to the terms, conditions, exclusions and limitations specified herein.

The exercise of its rights under this Section VII shall not preclude any party from exercising any other rights that it may have under any other section of this “Policy”.

SECTION VIII.  REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS

Each “Covered Entity” on behalf of itself represents, warrants and covenants to the “Insurer” as of the date hereof and as of the date of each “Amended MPIC Application”, “Amended Coverage Certificate”, “Proof of Claim” and “Recovery Reconciliation” that:

A.

It has obtained all requisite consents, approvals, authorizations and orders, and made all requisite filings and registrations and obtained all requisite licenses, qualifications and permits of or with any court, governmental or regulatory authority, agency or other body that is necessary for such “Covered Entity” to conduct its business relating to the transactions contemplated by this “Policy”.

B.

the “Insured’s” principal place of business is located at the address in the Cayman Islands as set forth in Item 1 of the “Declarations”, the “Additional Named Insured’s” principal place of business is located at the address in the Cayman Islands as set forth in Item 1 of the “Declarations” and that each “Covered Policy” is held by the securities intermediary named in the “Account Control and Custodian Agreement”. The “Insured” covenants that the “Insured” will not change its address in the Cayman Islands and the “Additional Named Insured” covenants that the “Additional Named Insured” will not change its address in South Dakota, in each case, without first obtaining written consent from the “Insurer” (not to be unreasonably withheld).

C.

all “Permitted Loans” have been or shall be originated in accordance with all “Applicable Laws” and that the conduct of each of the “Covered Entities” in connection with those loans shall be in accordance with all “Applicable Laws”.

D.

the “Insured’s” and the “Additional Named Insured’s” activities with respect to the “Covered Portfolio” and each “Covered Policy”, including but not limited to the “Additional Named Insured’s” purchase of such “Covered Portfolio”, are in accordance with all “Applicable Laws”.

E.

to the best of its knowledge, each “Covered Policy” was issued to the original owner and transferred to each subsequent owner (including the “Additional Named Insured”) in accordance with all “Applicable Laws”.

F.

(1)

It has delivered and shall deliver to the “Insurer” true and accurate copies of each material document and agreement (a) comprising a “Loan Document” (including the Loan Agreement, the Account Control Agreement and the Intercreditor Agreement being used in connection with each “Permitted Loan”), and (b) comprising a “Policy Document” or (c) comprising any other material agreement to which it is a party that conflicts with, breaches or violates any material provision of any “Transaction Document”, “Loan Document” or “Policy Document”; and

(2)

it shall not agree to or purport to amend, modify, waive or terminate any material term or condition of any “Loan Document”, “Policy Document” or “Transaction Document” in any way that would comprise or lead to a breach, violation or deviation from the material terms of the “Intercreditor Agreement” or any “Transaction Document” without the prior written consent of the “Insurer”.

G.

(1)

the “Insurer’s” identity and the “Policy” have not been and shall not be disclosed by it or any Affiliate to any other “Person” without the prior written consent by the “Insurer”, except that it may disclose the “Insurer’s” identity and the “Policy” to any “Transaction Party” or, to any regulatory body governing such “Covered Entity”, the lender under any “Permitted Loan” or any third-party service providers to such “Covered Entity” or the “Borrower” or to the lender under any “Permitted Loan”.  The “Insurer’s” consent for additional parties for which a “Covered Entity” has a business need to disclose such information shall not be unreasonably withheld by the “Insurer”; and

(2)

the “Policy” has not been and will not be disclosed by it, any “Affiliate” of such “Covered Entity” or, to the knowledge of such “Covered Entity”, any other “Transaction Party” or lender under a “Permitted Loan” in any offering materials or discussions with rating agencies or any life insurance company without the prior written consent of the “Insurer” (which consent the “Insurer” can withhold in its sole and absolute discretion).

H.

it acknowledges that the “Insurer” is an exempt insurance company that is recognized as eligible to write insurance business under the Insurance Law (2008 Revision) of the Cayman Islands and, depending on “Applicable Law”, the “Insured” may not be entitled to any benefits from any governmental guaranty or similar fund with respect to this “Policy”.

I.

it will provide written notice to the “Insurer” within three (3) “Business Days” of obtaining knowledge that any “Covered Policy” is not current with respect to the premiums required to keep the “Covered Policy” in force, or is or is reasonably likely to be the subject of any rescission, termination, cancellation, modification or refusal of payment obligations thereunder on any basis, or any challenge with respect to the ownership or right to benefits thereunder by any person (including, without limitation, any governmental authority), or of any other actual or purported fact or circumstance that reasonably could bear on the “Insurer’s” obligations hereunder or the “Covered Entities’” ability or willingness timely to fund any “Recovery Amount” or “Recovery Premium,” and also will provide copies of all notices received by such “Covered Entity” from any person that relate to a “Covered Policy”.  For the avoidance of doubt, only one “Covered Entity” shall be required to deliver written notice to the Insurer even if both “Covered Entities” obtain knowledge of any event or circumstance which requires them to deliver written notice to the “Insurer” in accordance with this Section VIII.I.

J.

if such “Covered Entity” or any other “Responsible Party” obtains actual knowledge that the issuance, acquisition or making of any “Permitted Loan” or “Covered Policy” failed at any time to comply in any material respect with any “Applicable Laws” or any term, condition or provision of any “Loan Document”, “Transaction Document” or this “Policy”, such “Covered Entity” shall notify the “Insurer” of such failure and all relevant facts and information known to it relating thereto, and shall request the relevant “Transaction Parties” or parties to the “Policy Documents”, if possible, to take all commercially reasonable action to remedy such noncompliance.  For the avoidance of doubt, only one “Covered Entity” shall be required to notify the Insurer even if both “Covered Entities” obtain actual knowledge of any event or circumstance which requires them to notify the “Insurer” in accordance with this Section VIII.J.

K.

within forty-five (45) days following the end of each calendar quarter during the “Term” of this “Policy”, a “Covered Entity” will provide to the “Insurer” a written status report in the form of Exhibit E attached hereto or another format reasonably acceptable to the “Insurer” detailing, as of the last day of such calendar quarter, the status of the “Covered Portfolio” and the occurrence and status of any fact or circumstance known to an Authorized Officer that is or may reasonably be expected to become a breach of a material representation, warranty, covenant or other material provision of any “Transaction Document”, “Loan Document” or “Policy Document” or an Event of Default (as defined in the Loan Agreement).  If such written status report is not delivered by one of the “Covered Entities” for two (2) consecutive calendar quarterly periods, then the “Insurer” may withhold payment of any “Claim Amount” that may otherwise be due and payable to a “Covered Entity” under the terms of this “Policy” until such breach has been remedied.

L.

it will not consent or agree to any change to any of the parties to a “Permitted Loan” without the express prior written consent of the “Insurer” (not to be unreasonably withheld) and will notify the “Insurer” of any such change within fifteen (15) days of such “Covered Entity” or any other “Responsible Party” becoming aware of such change.  Twenty (20) “Business Days” prior to entering into any potential “Permitted Loan”, a “Covered Entity” shall provide the “Insurer” with written notice of such potential “Permitted Loan” and obtain approval from the “Insurer” for such potential “Permitted Loan”.  If the “Insurer” fails to respond to such notice within such twenty (20) “Business Day” time period, such “Permitted Loan” shall be deemed approved by the “Insurer”.

M.

if the “Covered Entities” desire to appoint any “Person” to perform any duties on behalf of the “Covered Entities” under this “Policy”, other than one of the “Covered Entities”, the “Covered Entities” must provide the “Insurer” notice identifying the “Person” and the actions to be performed by such “Person” at least ten (10) “Business Days” prior to such action being taken by such “Person”.  Following such appointment, actions by such “Person” on behalf of the “Covered Entities” in connection with this “Policy” shall constitute actions of the “Covered Entities” for purposes of this “Policy”, but the “Covered Entities” shall remain liable for the full and timely performance of all such duties regardless of any such appointment.

The “Broker” represents, warrants and covenants to the “Insurer” that the “Broker” has complied, and will continue to comply, with all requirements of all “Applicable Laws” in connection with the procurement of this “Policy”, including without limitation any applicable requirement relating to the collection and/or payment of taxes, fees or surcharges.

For the avoidance of doubt, except as and to the extent specified elsewhere in this “Policy”, any breach of the representations, warranties or covenants set forth in this Section VIII with respect to any “Covered Policy” shall have no effect on any other “Covered Policies” and each such other “Covered Policies” shall remain a “Covered Policy”.  Notwithstanding the foregoing, each of the “Covered Entities” and the “Broker” acknowledges that the “Insurer” is entering into this “Policy” in reliance upon the genuineness of such representations, warranties and covenants in Section VIII.A. through Section VIII.M. and in the immediately preceding paragraph and the “Insurer” shall retain all remedies available at law or in equity in connection with any such breach; provided that the “Covered Entities” shall not be liable for any breach by the “Broker” of the representation, warranty and covenant set forth in the immediately preceding paragraph and the “Broker” shall not be liable for any breach by the “Covered Entities” of any representation, warranty or covenant in Section VIII.A. through Section VIII.M.

The “Insurer” represents, warrants and covenants to the “Covered Entities” as of the date hereof and as of the date of each “Amended MPIC Application”, “Amended Coverage Certificate”, “Proof of Claim” and “Recovery Reconciliation” that: it has conducted, and will conduct at all times before the termination of all coverage provided by the “Insurer” under this “Policy”, its business relating to the provision of coverage contemplated by this “Policy” and/or each relevant “Transaction Document” in all material respects in accordance with all “Applicable Laws” and has obtained all requisite consents, approvals, authorizations and orders, and made all requisite filings and registrations and obtained all requisite licenses, qualifications and permits of or with any court, governmental or regulatory authority, agency or other body that is necessary for the “Insurer” to conduct its business relating to the transactions contemplated by this “Policy”.

The “Insurer” acknowledges that the “Insured” is entering into this “Policy” in reliance upon the genuineness of such representations, warranties and covenants in the immediately preceding paragraph and the “Covered Entities” shall retain all remedies available at law or in equity in connection with any such breach.

SECTION IX.  DEFINITIONS

A.

“Account Control and Custodian Agreement” means, in the event there are any “Permitted Loans”, the agreement among the “Additional Named Insured”, the “Insured”, the “Insurer”, the “Borrower”, the lender under any “Permitted Loan”, the custodian designated therein and the other parties thereto.

B.

“Additional Named Insured” has the meaning set forth in the Preamble of this “Policy”.  For the avoidance of doubt, actions by the “MPIC Servicer” on behalf of the “Additional Named Insured” shall constitute acts of the “Additional Named Insured” for purposes of this “Policy”.

C.

“Affiliate” of any “Person” means any other “Person” that (i) directly or indirectly controls, is controlled by or is under common control with such “Person” or (ii) is an officer or director of such “Person”.  A “Person” shall be deemed to be “controlled by” any other “Person” if such other “Person” possesses, directly or indirectly, power: (a) to vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners or (b) to direct or cause the direction of the management and policies of such “Person” whether by contract or otherwise.

D.

“Amended Coverage Certificate” means, for the “Covered Portfolio”, a certificate substantially in the form set forth in Exhibit A attached hereto, issued and duly executed by the “Insurer” and pursuant to which coverage under this “Policy” for the “Covered Portfolio” is provided and is an update to the first “Coverage Certificate” issued under this “Policy”.

E.

“Amended Coverage Certificate Effective Date” means the date set forth as such in the applicable “Amended Coverage Certificate”.

F.

“Amended MPIC Application” means a document substantially in the form set forth in Exhibit D attached hereto, properly completed and duly executed by the “Insured”.

G.

“Anniversary Date” means, for the “Covered Portfolio”, the date which is each annual anniversary of the “Effective Date” of the “Covered Portfolio” set forth in the applicable “Coverage Certificate”.

H.

“Applicable Laws” means any applicable state or federal laws, statutes, rules and regulations.

I.

“Attachment Point” means the annual amount scheduled and identified as such in the “Coverage Certificate” or “Amended Coverage Certificate”, which shall be calculated as the cumulative forecasted death benefits payable through each “Anniversary Date” of the “Covered Portfolio” that occurs during the “Term”, multiplied by (i) 85% for each of the first three (3) “Anniversary Dates” and (ii) 75% for each succeeding “Anniversary Date” but (iii) $0 for each “Anniversary Date” after the “Term”.

J.

“Authorized Officers” for any relevant “Person” means any director, chief executive officer, president, chief operating officer, chief financial officer, treasurer, general counsel, lead compliance officer, vice president, manager or other person performing substantially similar duties or of comparable authority in relation to any duties or obligations of the relevant “Person” under or in relation to this “Policy”, any “Covered Policy”, any “Policy Document”, any “Loan Document” or any “Transaction Document”.

K.

“Average LE” means the average life expectancy of all “Underlying Lives” in the “Covered Portfolio”, calculated by taking the life expectancy set forth in two life expectancy reports for each “Underlying Life”, issued by reputable life expectancy providers and weighting such life expectancies 70% for the longer life expectancy and 30% for the shorter life expectancy.

L.

“Borrower” means _________________, an “Affiliate” of the “Insured” and the “Additional Named Insured”.

M.

“Broker” has the meaning set forth in Item 6 of the “Declarations”.

N.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or the Cayman Islands are authorized or required to be closed for business.

O.

“Claim Amount” in relation to any “Anniversary Date”, and subject to adjustment (down) in relation to the second “Anniversary Date” and (up) in relation to the third “Anniversary Date” as specified in Section I hereof, means the amount equal to the difference between (i)  the sum of the related “Attachment Point” and the “Cumulative Recovery Premium Paid” and (ii) the sum of the “Gross Cash Flows” payable through such “Anniversary Date”, and the related unpaid “Recovery Principal”, which amount shall be set forth and substantiated in any “Proof of Claim” submitted in relation to such “Anniversary Date”.

P.

“Co-Borrower” means ___________________, an “Affiliate” of the “Insured” and the “Additional Named Insured”.

Q.

“Commitment Fee” means, for the “Covered Portfolio”, the amount which is the fee payable to the “Insurer” as set forth as such in the applicable “Coverage Certificate” or “Amended Coverage Certificate”, as applicable, calculated in accordance with Section IV; provided that the “Commitment Fee” for any “Covered Policy” that is substituted for another “Covered Policy” in accordance with Section IV.B shall be at a reduced rate equal to twenty-five percent (25%) of the otherwise applicable “Commitment Fee”.

R.

“Confidential Information” has the meaning set forth in Section XI.A.

S.

“Contest” means, for each “Covered Policy”, that the “Life Insurance Carrier” has rescinded, terminated or challenged the validity of such “Covered Policy” (including without limitation on the basis of a lack of insurable interest) or its obligation to pay any material portion of the specified benefits thereof pursuant to a written notice.

T.

“Coverage Certificate” means, for the “Covered Portfolio”, a certificate substantially in the form set forth in Exhibit A attached hereto, as amended from time to time as provided for herein, issued and duly executed by the “Insurer” and pursuant to which coverage under this “Policy” for the “Covered Portfolio” is provided.  For the avoidance of doubt, a “Coverage Certificate” that is issued by the “Insurer” following the “Insured’s” submission of the related “MPIC Application”

or “Amended MPIC Application” shall not become effective under this “Policy” unless and until the “Insurer” has received the applicable “MPIC Premium” in accordance with Section IV – “MPIC Premium and Commitment Fee” and all other conditions to such effectiveness specified herein (including in Sections V and VI hereof) are satisfied.

U.

“Coverage Certificate Effective Date” means, for the “Covered Portfolio”, the date set forth as such in the applicable “Coverage Certificate”.

V.

“Covered Entity” and “Covered Entities” shall have their respective meanings as set forth in the preamble of this “Policy”.  For the avoidance of doubt, actions by the “MPIC Servicer” on behalf of the “Covered Entities” shall constitute acts of the “Covered Entities”, for the purposes of this “Policy”.

W.

“Covered Portfolio” means the aggregate of all “Covered Policies” described in an “MPIC Application” or “Amended MPIC Application” that was accepted by the “Insurer” for coverage under this “Policy”, as evidenced by the “Insurer’s” execution and delivery a “Covered Entity” of a “Coverage Certificate” or “Amended Coverage Certificate” for the “Covered Portfolio”.

X.

“Covered Policy” means, for the “Covered Portfolio”, each life insurance policy that is identified by its policy number in the “Coverage Certificate” or “Amended Coverage Certificate” and meets the “Covered Policy Parameters” and as to which all other conditions to the effectiveness of the coverage in relation to such policy are satisfied at and as of the relevant times specified herein.

Y.

“Covered Policy Parameters” means, for each “Covered Policy”, (i) the “Underlying Life” is a U.S. citizen or has a valid U.S. Social Security Number, (ii) the maximum “Death Benefit” is $30,000,000.00, (iii) the “Underlying Life” is at least seventy (70) years of age, (iv) at least two (2) years have lapsed since the issue date, (v) there is only one living “Underlying Life”, (vii) each “Covered Policy” is a Universal Life product, (viii) a “Covered Entity” does not, and does not attempt to, materially amend any of the “Transaction Documents” or “Policy Documents” to which it is a party; (v) no “Covered Entity” is in default, violation, breach or other violation of any “Transaction Document” or “Policy Documents” (with respect to any Covered Policy), (ix) there is no denial of coverage or to the “Covered Entities’” knowledge any basis for any denial of coverage of such “Covered Policy” and such “Covered Policy” has not been contested or rescinded or to the “Covered Entities’” knowledge investigated for possible contest or rescission by the applicable insurance company, (x) such “Covered Policy” has been, at all times since issuance, in full force and effect and all premium payments due on such “Covered Policy” have been paid in full through the date hereof and (xi) title to and ownership of the “Covered Policy” was acquired by the “Additional Named Insured” in accordance with all applicable federal, state and local laws, rules and regulations of the United States and any other country then in effect.

Z.

“Cumulative Recovery Premium Paid” means, as of the date of determination, the cumulative amount of “Recovery Premium” that has been paid to the “Insurer” in accordance with this “Policy”.

AA.

“Death Benefit” means, for any “Covered Policy”, the amount set forth as such on the applicable “Coverage Certificate” or “Amended Coverage Certificate”.

BB.

“Default” has the meaning set forth in the “Loan Agreement.”

CC.

“Declarations” means the declaration pages attached to the front of this “Policy”.

DD.

“Effective Date” has the meaning set forth in Item 2 of the “Declarations”.

EE.

“Event of Default” has the meaning set forth in the “Loan Agreement.”

FF.

“Excluded Policy Event” means any (i) rescission, cancellation or termination of, or material reduction or adverse modification in benefits payable under or the terms and conditions of payment thereof under  a “Covered Policy” on any basis, (ii) the making or borrowing of any policy loan against a “Covered Policy”, (iii) the making of any cash withdrawal related to a “Covered Policy”, (iv) the surrender or lapse of a “Covered Policy” to the issuing “Life Insurance Carrier”, (v) the sale, assignment or grant of any right, title or interest or claim in, to or under any “Covered Policy” that does not comprise a “Permitted Loan”, (vi) the failure of the issuing “Life Insurance Carrier” of a “Covered Policy” to pay to the “Additional Named Insured” any claim thereunder in full for any reason whatsoever or delivery by such “Life Insurance Carrier” of its intention to cancel, rescind, terminate or deny payment of any material portion of the related death benefit thereof, (vii) any failure of the “Additional Named Insured” to own a “Covered Policy” (directly or through ownership of all beneficial interests in the related trust or through another ownership structure approved by the Insurer) free and clear of all liens, claims and encumbrances other than “Permitted Loans” or a lien permitted under the related “Loan Agreement”, (viii) the “Insured’s” or the “Additional Named Insured’s” agreement to or execution and delivery of any amendment, modification, waiver or consent of or in relation to any “Covered Policy” or “Transaction Document” that is prohibited by this “Policy” or any representation, warranty or covenant of a “Covered Entity” herein that reasonably could be expected to materially and adversely affect the rights or interests of the “Insurer” hereunder in relation to any “Covered Policy” or the ability of the “Covered Entities” to fund timely and in full any “Recovery Payment” or “Recovery Premium”, (ix) any exercise of rights or remedies against the “Additional Named Insured” or in relation to or affecting any assets of the “Additional Named Insured” by or on behalf of the lender under or in relation to any “Permitted Loan” other than as permitted under the “Intercreditor Agreement” or by or on behalf of any party (other than the “Covered Entities”) under or in relation to any “Transaction Document” or “Policy Document” (including, without limitation, the related insured or any heir, relative, representative or agent of the insured) that reasonably could be expected to adversely affect the rights or interests of the “Insurer” hereunder in relation to any “Covered Policy” or the ability of the “Covered Entities” to fund timely and in full any “Recovery Payment” or “Recovery Premium” or (x) the failure to satisfy any of the conditions precedent set forth in Section V.B.

GG.

“Gross Cash Flows” as of any date of determination means the cumulative “Death Benefits” paid or payable in relation to all “Covered Policies” in the “Covered Portfolio” because of the confirmed maturity of such “Covered Policies” since the “Effective Date”, which amount shall be no less than the “Gross Cash Flows Floor” for any date that is on or after the eighth “Anniversary Date”.

HH.

“Gross Cash Flows Floor” means with respect to any date the product of (i) 40% and (ii) the cumulative forecasted death benefits payable through the related “Anniversary Date” of the “Covered Portfolio”.

II.

“Indemnified Losses” has the meaning set forth in Section XII.N.

JJ.

“Indemnified Party” has the meaning set forth in Section XII.N.

KK.

“Insured” has the meaning set forth in the preamble of this “Policy”.  For the avoidance of doubt, actions by the “MPIC Servicer” on behalf of the “Insured” shall constitute acts of the “Insured” for purposes of this “Policy”.

LL.

“Insured’s Account” means the “Insured’s” account described on Exhibit I, as amended from time to time.

MM.

“Insurer” has the meaning set forth in the preamble of this “Policy”.

NN.

“Insurer’s Account” means the Insurer’s account described on Exhibit J, as amended from time to time.

OO.

“Intercreditor Agreement” means, in the event there are any “Permitted Loans”,  the agreement between the “Insured”, the “Additional Named Insured”, the “Insurer”, the “Borrower”, the lender under any “Permitted Loan”, the collateral agent designated therein and the other parties thereto.

PP.

“LIBOR” means the 12 month London Interbank Offered Rate as of the applicable date as published in the Wall Street Journal.

QQ.

“Life Insurance Carrier” means, for each “Covered Policy”, the issuer of such “Covered Policy” identified as such in the applicable “Coverage Certificate”.

RR.

“Limit of Liability” means, for the “Covered Portfolio”, the amount set forth as such in the applicable “Coverage Certificate” or “Amended Coverage Certificate”, as applicable.

SS.

“Loan Agreement” means that certain Loan and Security Agreement listed on Exhibit K and substantially in the form of the documents attached to Exhibit K.

TT.

“Loan Documents” means the documents listed on Exhibit K and substantially in the form of the documents attached to Exhibit K relating to any “Permitted Loan”.

UU.

“Loan Party” means any party to a “Loan Document”.

VV.

“Maximum Capacity” means the “Insurer” has provided notice to the “Covered Entities” that it has reached its maximum capacity for providing coverage as set forth in the “Policy”.

WW.

“MPIC Application” means a document substantially in the form set forth in Exhibit D attached hereto, properly completed and duly executed by the “Insured”.

XX.

“MPIC Premium” means, for the “Covered Portfolio”, the amount which is the premium payable to the “Insurer” as set forth as such in the applicable “Coverage Certificate” or Amended Coverage Certificate”, as applicable, calculated in accordance with Section IV; provided that the “MPIC Premium” for any “Covered Policy” that is substituted for another “Covered Policy” in accordance with Section IV.B shall be at a reduced rate equal to twenty-five percent (25%) of the otherwise applicable “MPIC Premium”.

YY.

“MPIC Servicer” means _______________ or such successor as may be approved by the “Insurer”, which shall be engaged by a “Covered Entity” to review and qualify “MPIC Applications”, draft “Coverage Certificates” for final approval by the “Insurer”, and to process all claims under this “Policy” on behalf of the “Covered Entities”.

ZZ.

“Payment Date” means the date that is ten (10) days following the “Insurer’s” receipt of a “Proof of Claim” or a “Recovery Reconciliation”.

AAA.

“Permitted Loan” means any loan made to the “Borrower” and the “Co-Borrower” that (i) provides for the purchase of or the payment of ongoing premiums on one or more of the “Covered Policies”, (ii) complies with the terms and provisions of the Loan Documents; (iii) has been approved or deemed approved by the “Insurer”, (iv) neither the related “Loan Agreement” nor the related disbursement schedule can be amended without the consent of the “Insurer” (except that the “Insurer’s” consent shall not be required with respect to any amendment extending the maturity date or renewing such “Permitted Loan” so long as the other terms of such “Permitted Loan” (other than the related disbursement schedule) are not changed) and (v) gives the lender a secured interest in such “Covered Policies”, so long as (a) such loan is scheduled to be repaid, in full, prior to the end of the “Term”, and (b) the lender, the “Insured”, the “Additional Named Insured”, the “Borrower” and the “Insurer” enter into a “Intercreditor Agreement” substantially in the form set forth on Exhibit F and an “Account Control and Custodian Agreement” substantially in the form set forth on Exhibit G hereto, confirming the priority of payments related to the “Covered Portfolio” and managing cash flows in a manner consistent with this “Policy” and the other “Transaction Documents”.

BBB.

“Permitted Sale” means (i) any sale of a “Covered Policy” for a price that will result in the payment in full to the “Insurer” of the outstanding “Recovery Principal” and accrued and unpaid “Recovery Premium” or (ii) any other sale of a “Covered Policy” that is approved, in writing, by the “Insurer”; in each case, following a “Permitted Sale,” the “Covered Policy” that was the subject of such “Permitted Sale” will be excluded from coverage under this “Policy” from and after the date of such “Permitted Sale.”

CCC.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

DDD.

“Policy” has the meaning set forth in the preamble hereof.

EEE.

Policy Documents” means the documents listed on Exhibit L hereto, or any other material agreements of the “Additional Named Insured” relating to the acquisition, maintenance or servicing of any “Covered Policy” and related property (such as documents or information relating thereto) or the enforcement of the rights and remedies of the “Additional Named Insured” in relation thereto.

FFF.

“Post Term Recovery Payments” shall mean all net cash flows (death benefits and other proceeds of “Covered Policies” minus premiums) received after the “Term” from the “Covered Portfolio” until the sum of the “Recovery Principal” and the “Recovery Premium” equals zero (0).

GGG.

“Proof of Claim” means a certificate in the form set forth in Exhibit B attached hereto, properly completed and duly executed by a “Covered Entity”, with all required exhibits thereto (including an exhibit, in the form set forth in Exhibit 1 to the “Proof of Claim” attached hereto, reflecting such “Covered Entity’s” non-binding calculation of the “Claim Amount” and, if applicable, all notices received by the “Covered Entities” or any agent, servant or employee of the “Covered Entities” from any “Person” in connection with the lapse or “Contest” of any “Covered Policy”. or that is otherwise to be delivered to the “Insurer” pursuant to this “Policy” or any “Transaction Document”.

HHH.

“Recovery Amount” as of any date of determination means the amount calculated as (i) the sum of the “Gross Cash Flows” and the then outstanding “Recovery Principal”, minus (ii) the sum of the “Attachment Point” (on or as of the succeeding “Anniversary Date”, as applicable based on the purpose for such calculation) and the “Cumulative Recovery Premium Paid”; provided that the “Recovery Amount” shall never exceed the sum of the applicable “Recovery Principal” and “Recovery Premium”, which amount shall be specified and substantiated as such in any related “Recovery Reconciliation”.

III.

“Recovery Premium” means the aggregate balance, from time to time, of the interest accrued on the “Recovery Principal” at the rates and compounded as described in the “Coverage Certificate” or “Amended Coverage Certificate” as applicable, together with interest accrued on all accrued and unpaid “Recovery Premium” at the same rates and following the same compounding methodologies from the start date specified in such applicable “Coverage Certificate” or “Amended Coverage Certificate”; provided that no interest shall accrue on any portion of the “Recovery Principal” that is payable based on the implementation of the “Gross Cash Flows Floor” on and after the eighth “Anniversary Date” due to the “Gross Cash Flows” at such time being lower than the “Gross Cash Flows Floor”.

JJJ.

“Recovery Principal” as of any date of determination means the aggregate cumulative amount of the “Claim Amounts” specified in all “Proofs of Claims” submitted and paid prior to such date and reduced, but not below zero, by any payments of any “Recovery Amounts” received by the “Insurer” prior to such date (and not paid or applied in reduction of any “Recovery Premium”); provided that such amount shall never exceed the product of (x) 25% and (y) the cumulative “Death Benefits” of all “Covered Policies” in the “Covered Portfolio”.

KKK.

“Recovery Reconciliation” means a certificate in the form set forth in Exhibit C attached hereto properly completed and duly executed by a “Covered Entity”, with all required exhibits thereto (including an exhibit, in the form set forth in Exhibit 2 to the “Recovery Reconciliation” attached hereto, reflecting such “Covered Entity’s” non-binding calculation of the “Recovery Amount” and if applicable all notices received by the “Covered Entities” or any agent, servant or employee of the “Covered Entities” from any “Person” in connection with the lapse or “Contest” of any “Covered Policy”). or that is otherwise to be delivered to the “Insurer” pursuant to this “Policy” or any “Transaction Document”.

LLL.

“Responsible Party” means the “Insured” or the “Additional Named Insured” or any of their respective “Authorized Officers” or employees.

MMM.

“Services Agreement” means the “Servicing Agreement”, entered into by and among the “MPIC Servicer”, the “Borrower” and the “Additional Named Insured”, as may be amended and restated, or otherwise modified from time to time.

NNN.

“Term” has the meaning set forth in Item 3 of the “Declarations”.

OOO.

“Transaction Documents” means this “Policy” and any “Coverage Certificates” issued under this “Policy”, the “Intercreditor Agreement”, the “Account Control and Custodian Agreement” and the “Services Agreement”, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time.

PPP.

“Transaction Party” means, any of the “Insured”, the “MPIC Servicer”, the “Borrower”, the “Additional Named Insured”, any of their respective “Affiliates” or any “Authorized Officers” or employee of such “Persons”.

QQQ.

“Underlying Life” means, for each “Covered Policy”, the individual (or individuals) specified as such (by unique identifying number or otherwise) in the applicable “Coverage Certificate” and who is the measuring life (or are the measuring lives) under such “Covered Policy”.

SECTION X.  SUBROGATION

Except as specifically otherwise provided with respect to any “Permitted Loan”, in the event any payment of any “Claim Amount” is made by the “Insurer” under or in connection with this “Policy” in respect of the “Covered Portfolio” or any “Covered Policy”, in addition to all other rights, remedies and/or recoveries available to the “Insurer” (including those relating to any “ Covered Policy ”) , the “Insurer” shall be subrogated to all the “Insured’s” and the “Additional Named Insured’s” rights of recovery against any “Person” pursuant to any “Covered Policy”, “Permitted Loan”, “Transaction Document” or “Policy Document” and from all assets of the “Insured” and the “Additional Named Insured” (including, but not limited to each “Covered Policy”) and all proceeds thereof up to the amounts of all such payments, and each “Covered Entity” shall execute and deliver all instruments and papers reasonably requested by the “Insurer” and do whatever else is requested by the “Insurer” in writing that is commercially reasonable to secure any such rights, remedies and/or recoveries and to achieve the priority thereof being senior to all indebtedness (other than “Permitted Loans”) and other payment and performance obligations to all other “Persons”, including every other “Transaction Party” all in accordance with the “Intercreditor Agreement” if applicable.  Notwithstanding the foregoing, the lender under any “Permitted Loan” shall be senior to the rights of any other “Transaction Party” and each “Permitted Loan” shall have a first priority security interest in the “Policy Documents” and “Covered Policies” as set forth in the “Loan Documents” and “Intercreditor Agreement”.  For avoidance of doubt, the rights of subrogation set forth in this section shall in no way impact the right of the lender under any “Permitted Loan” or the “Covered Entities” to receive “Claim Amounts” hereunder or the timing of the payment thereof or the priority of any such party’s rights thereto. Each “Covered Entity” shall do nothing to prejudice such rights, remedies or recoveries by the “Insurer” and shall cause all other relevant “Transaction Parties” to recognize such rights and interests of the “Insurer” and to do nothing to prejudice the same.  For the avoidance of any doubt, any sale of the “Covered Policy” pursuant to a foreclosure shall not be deemed to prejudice such subrogation rights pursuant to this Section X.

SECTION XI.  CONFIDENTIALITY

A.

Each party hereto agrees that “Confidential Information” means (i) the identity of the “Insurer”, (ii) each of the “Transaction Documents” and its contents, (iii) all medical and personal information concerning any “Underlying Life” and (iii) all confidential or non-public information and data in whatever form, whether written, oral, electronic or otherwise furnished by any party in connection with this “Policy” in each case to the extent, (a) not already in the receiving party’s possession, (b) not available to the receiving party before its disclosure under this “Policy”, (c) not in the public domain when transmitted by one party to another, (d) not published or otherwise becoming part of the public domain (through no fault of the receiving party) before or after transmission, (e) not known to the receiving party through disclosure by a third party (and not to the knowledge of the recipient of such information bound by any duty to the transmitting party to keep such information confidential), and (f) not independently developed by the receiving party.

B.

Each party hereto shall safeguard and hold, and cause their respective officers, directors employees, agents or representatives to safeguard and hold, as confidential all “Confidential Information”, and shall use “Confidential Information” solely for the purposes contemplated by the “Transaction Documents” unless and only to the extent (i) disclosed to such party’s (or any of its Affiliate’s) own officers, directors, employees, agents or representatives (including attorneys and internal and outside auditors) that have a need to know such information in connection with the underwriting or administration of any coverage contemplated or provided under this “Policy”, (ii) compelled to disclose by judicial or administrative process or by other requirements of law or regulation, (iii) requested to disclose by any competent executive, legislative, judicial, regulatory or administrative authorities with regulatory authority over the disclosing party, or (iv) disclosed in any action or proceeding brought by a party in pursuit of its rights or in the exercise of its remedies under this “Policy”.  Notwithstanding the foregoing, this “Policy”, the form hereof and any other document delivered by the “Insurer” in connection with this “Policy”, shall constitute “Confidential Information” of the “Insurer”, and the “Insurer” shall be entitled to use the form of this “Policy” in its business with no restrictions imposed by the provisions of this Section XI.

C.

Notwithstanding anything to the contrary set forth in this “Policy”, each of the “Insurer”, the “Insured” and the “Additional Named Insured” (and each employee, representative, or other agent of such party) may disclose to any and all “Persons”, without limitation of any kind, the Tax Treatment and Tax Structure of this “Policy”.  For purposes of these provisions, “Tax Treatment” is strictly limited to the purported or claimed United States federal income tax or Cayman Island tax treatment of this “Policy” and “Tax Structure” is strictly limited to any fact that may be relevant to understanding the purported or claimed United States federal income tax or Cayman Island tax treatment of this “Policy”.  These provisions are meant to be interpreted so as to prevent this “Policy” from being treated as offered under “conditions of confidentiality” within the meaning of the Internal Revenue Code and the Treasury Regulations thereunder.

SECTION XII.  GENERAL POLICY PROVISIONS

A.

ASSIGNMENT:  This “Policy” and any and all rights under this “Policy” may not be assigned by any party without the prior written consent of the other parties; provided, however, that the “Insurer” may assign this “Policy” and any and all rights under this “Policy” to an insurance company that is an “Affiliate” of the “Insurer” without the prior written consent of the “Covered Entities” so long as such “Affiliate”, at the time of transfer, has a financial strength rating from any of Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc., A.M. Best Company, Inc. or Fitch, Inc. equal to or better than that of the “Insurer”, but in no event less than a single A rating, at the time of such assignment, and in the event of any such assignment by the “Insurer”, the “Insurer” or the assignee shall provide the “Covered Entities” with prior written notice of such assignment and the assignee shall confirm, in writing, that it is capable of meeting any payments of “Claim Amounts” and accepts all obligations under this “Policy” and makes all representations, warranties and covenants of the “Insurer” under this “Policy”.  The “Insurer” shall not be bound by any assignment or transfer of interest that takes place without its prior written consent.  Any purported or actual assignment of this “Policy” or of any right or benefit granted or conveyed to the “Covered Entities” hereunder or under any “Coverage Certificate” or “Amended Coverage Certificate” that is made without the express prior written consent of the “Insurer” is void ab initio.

B.

CHANGES AND WAIVERS:  Notice to any representative of the “Insurer” or knowledge possessed by any such representative or by any “Person” shall not effect a waiver or change in any part of this “Policy”; nor shall the terms of this “Policy” be waived, changed, modified or amended unless agreed to in writing by an Authorized Officer of the “Insurer”.  The failure of any party to enforce any provision of this “Policy” shall not constitute a waiver by such party of any such provision.  Any past waiver of a provision by any party shall not constitute a course of conduct or a waiver in the future of that same provision.

C.

EXAMINATION OF BOOKS AND RECORDS:  The “Insurer” shall have the right, but not the obligation, from time to time to examine or audit, at such applicable “Covered Entity’s” expense, all of the “Covered Entity’s” books and records that pertain to the coverage provided by this “Policy”, all “Covered Policies”, and all transactions contemplated by and all reports and information delivered in relation to the “Transaction Documents” and “Policy Documents”.  The “Insurer” shall notify such “Covered Entity” of such an inspection at least five (5) “Business Days” in advance.  To the extent that such books and records are to be maintained by a third party on behalf of such “Covered Entity”, such “Covered Entity” shall ensure that any related agreement with such third party allows for the “Insurer” to examine such books and records and the “Covered Entity” shall direct such third party to allow the “Insurer” to examine such books and records in accordance with this section.

D.

ASSISTANCE AND COOPERATION:  Each “Covered Entity” and “MPIC Servicer” shall comply with all lawful and reasonable requests of the “Insurer” to assist the “Insurer” in verifying the validity of a loss and securing any rights, remedies or recoveries arising out of a payment by the “Insurer” under this “Policy” (including those relating to any “Covered Policy”), including without limitation assisting the “Insurer” to obtain information regarding any “Covered Policy” or the “Underlying Life” under any “Covered Policy” from any “Life Insurance Carrier”, insured, trustee or other relevant “Person”.  In addition, each “Covered Entity” and “MPIC Servicer” shall use commercially reasonable efforts to comply (and to cause all such other “Persons” to comply) with all lawful and reasonable requests that may be made by the “Insurer” in connection with keeping a “Covered Policy” in force, including without limitation paying (or arranging for the payment of, or allowing the “Insurer” if the “Insurer” so chooses to pay or arrange for the payment of) additional premiums on such “Covered Policy”; it being understood that any such requests that may be made by the “Insurer” shall be in writing.

E.

THIRD PARTIES:  This “Policy” shall not be deemed to give any right or remedy whatsoever to any third party unless said right or remedy is specifically granted to such third party by the terms hereof.  For the avoidance of doubt, no third party rights are created in favor of any “Person”, including without limitation, any equity holders of the “Additional Named Insured” that are limited to an interest in the “Covered Portfolio”.

F.

ENTIRE AGREEMENT:  This “Policy”, together with all other documents, agreements and information referred to herein (including every “Covered Policy” and other “Transaction Document”), all “MPIC Applications”, “Amended MPIC Applications”, “Coverage Certificates”, “Amended Coverage Certificates”, “Proofs of Claim”, “Recovery Reconciliations” and other documents, reports and information delivered under or in relation to any of the foregoing, contains the full and complete understanding and agreement between the parties hereto with respect to the subject matter hereof.  The parties acknowledge that no party is entering into this “Policy” in reliance upon any term, condition, representation or warranty not stated herein or in the foregoing items and that this “Policy”, together with all of the foregoing items, replaces any and all prior agreements whether oral or written, pertaining to the subject matter hereof.

G.

CONSTRUCTION:  It is understood and agreed that this “Policy” is a manuscript policy that has been negotiated at arm’s length and on equal footing as among the “Insured”, “Insurer” and the “Additional Named Insured”, that all parties are sophisticated and that all parties fully understand and agree to all the terms and conditions contained in this “Policy”.  Accordingly, in any dispute concerning the meaning of this “Policy”, or any terms or condition hereof, such dispute shall be resolved without any presumption or rule of construction in favor of either party or any related or similar doctrine. With respect to each defined term, the singular shall include the plural and the plural shall include the singular wherever the context of this “Policy” permits.

H.

NOTICES:  Except as set forth in Section XII.J below, any communication required to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if sent to the “Insured”, to the “Additional Named Insured” or to the “Insurer”, as applicable, at the address or facsimile number shown below, unless a change in address is received by the notifying party.

If to the “Insurer”:

With copies to the lender of any “Permitted Loan” at its address as set forth in the related “Loan Documents”.

If to the “Insured”:

With copies to the lender of any “Permitted Loan” at its address as set forth in the related “Loan Documents”.

If to the “Additional Named Insured”:

With copies to the lender of any “Permitted Loan” at its address as set forth in the related “Loan Documents”.

With regard to any notices or other documents referenced in this “Policy” that are to be delivered to the “Insured” or the “Additional Named Insured” by any “Person” other than the “Insurer”, such notices shall be deemed to have been delivered to the “Insured” or the “Additional Named Insured” in the event that they were delivered to any named agent, servant or employee of the “Insured” or the “Additional Named Insured” or any other “Person” appointed by the “Insured” or the “Additional Named Insured” to perform any duties on behalf of the “Insured” or the “Additional Named Insured” in connection with this “Policy”.

I.

GOVERNING LAW:  This “Policy” shall be interpreted and all disputes and controversies arising under or related to this “Policy” shall be governed by and decided under the internal laws of the State of South Dakota, without regard to conflicts or choice of laws principles that would require or allow for the application of any other jurisdiction’s law.

J.

SERVICE OF SUIT:  Each of “Insured”, the “Additional Named Insured” and “Insurer” hereby agree to submit to the jurisdiction of any court of competent jurisdiction within the United States.  Nothing in this condition constitutes or should be understood to constitute a waiver of the “Insurer’s” rights to commence an action in any court of competent jurisdiction in the United

States, to remove an action to a United States District Court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.  Service of process in such suit may in the case of the “Insurer” be made upon ____________________, in the case of the “Insured” may be made on _____________________ and in the case of the “Additional Named Insured” may be made on _______________________.

Further, pursuant to any statute of the Cayman Islands or any state, territory, or district of the United States which makes provision therefore, the “Insurer” hereby designates the Superintendent, Commissioner, or Director of Insurance, other officer specified for that purpose in the statute, or his or her successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the “Insured” or the “Additional Named Insured” arising out of this “Policy”, and hereby designates the above named counsel as the individual to whom the officer is authorized to mail such process or a true copy thereof.

K.

PAYMENT OF NON-VALID CLAIMS: If “Insurer” disagrees with a “Claim Amount”, it can provide payment of such amount without binding itself to such “Claim Amount” as long as it provides a written notice of such dispute to the “Covered Entities”.  “Covered Entities” shall use any disputed claim proceeds to retire a “Permitted Loan” and/or provide for an escrow of such funds until such time as a court can determine the validity of such Claim.  If the Insurer’s dispute is proved to be accurate, “Covered Entities” shall return such “Claim Amounts” and the “MPIC Servicer” shall amend the “Proof of Claim” or “Recovery Reconciliation” such that they accurately reflect the court’s conclusion, and the “Covered Entities” agree to pay interest on such “Claim Amount”, from the date of receipt related thereto, at a rate equal to “LIBOR” plus 1,000 basis points, compounded annually and based on a 360 day year.

L.

COUNTERPARTS:  This “Policy” may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

M.

INDEMNIFICATION:  The “Covered Entities” agree, jointly and severally, to indemnify and hold harmless the “Insurer”, its “Affiliates” and their respective officers, directors, shareholders, controlling persons, employees, agents, advisors, successors, transferees, participants and assigns (the “Insurer” and each of the foregoing persons being individually called an “Indemnified Party”) from and against any and all claims, demands, damages, losses, liabilities, charges and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted against any “Indemnified Party” (all of the foregoing being collectively called “Indemnified Losses”), in each case, related to or arising out of or in connection with (i) any  breach or alleged breach by a “Covered Entity” of any representation, covenant or warranty or failure by a “Covered Entity” to comply with any of the agreements set forth in this “Policy”, (ii) any failure of a “Covered Portfolio” or a “Covered Policy” to comply with all “Applicable Laws”, (iii) any fraud of a “Covered Entity” or of any officer, director, employee, any affiliate, representative or agent thereof in connection with this “Policy”, any “MPIC Application” any “Amended MPIC Application” any “Proof of Claim”, any “Recovery Reconciliation” or any other report, information, certificate, document or instrument delivered by or on behalf of a “Covered Entity” under or in relation to this “Policy” and (iv) all reasonable costs and expenses incurred by or on behalf of the “Insurer” in the enforcement of its rights and remedies hereunder.  The indemnification available to any “Indemnified Party” (including the “Insurer”) under this Section XII shall not be reduced in any way by any “MPIC Premium” or “Commitment Fee” received or receivable by the “Insurer” pursuant to this “Policy”.  The “Covered Entities” shall remit payment with respect to a claim for indemnification under this Section XII within fifteen (15) “Business Days” of any non-appealable court ruling confirming the amount due or other agreement as to the amount thereof by an “Indemnified Party” and the “Covered Entities”.  The indemnification provided by this Section XII shall survive the termination of this “Policy”.

N.

INADVERTENT ERRORS:  If, after the issuance of a “Coverage Certificate”, the “Insurer” or a “Covered Entity” discovers that an inadvertent error has been made in such “Coverage Certificate”, such party shall promptly notify the other parties of such inadvertent error.  Following such notification, such inadvertent error may be corrected with the issuance of a replacement “Coverage Certificate”, but only under one of the following circumstances:  (i) such inadvertent error was an inadvertent omission, incorrect reference, typographical error or unintended inconsistency in any “MPIC Application” or any “Coverage Certificate” and the issuance of the revised “Coverage Certificate” would not adversely affect the rights of the “Insurer” or a “Covered Entity”; (ii)(x) concurrently with the issuance of such revised “Coverage Certificate”, the “Covered Portfolio” and any related loan purchased by a “Covered Entity” is repaid to the extent necessary to restore the “Insurer” and the “Covered Entities” to the same position that each such “Person” would have occupied had such inadvertent error not occurred and (y) the issuance of the revised “Coverage Certificate” would not adversely affect the rights of the “Insurer” or a “Covered Entity”; or (iii) any other circumstance in which the issuance of such revised “Coverage Certificate” would not adversely affect the rights of the “Insurer” or a “Covered Entity”.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, __________________has caused this “Policy” to be signed by its President, and countersigned on the declarations page by a duly Authorized Agent of the Company.

Name:
Title: _________

This “Policy” shall not be valid unless signed at the time of issuance by an authorized representative of the “Insurer” on the “Declarations” page.

IN WITNESS WHEREOF, each of the “Insured”, the “Additional Named Insured” and the “Broker” has caused this “Policy” to be signed by its duly authorized representative.

Broker:

By:
Name:
Title:

Insured:

By:
Name:
Title:

Additional Named Insured:

By:
Name:
Title: